UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2013

Saba Software, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34372	94-3267638
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Bridge Parkway, Redwood Shores, California	94065-1166
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 581-2500

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Saba Software, Inc. (the “Company”) entered into a letter agreement with Wells Fargo Bank, National Association (“Wells Fargo”) and certain wholly-owned subsidiaries of the Company dated as of September 27, 2013 pursuant to which Wells Fargo extended to October 31, 2013 the time for the Company to deliver to Wells Fargo under the terms of the Credit Agreement with Wells Fargo dated as of June 27, 2011, as amended, the following: (i) the Company’s Form 10-K for its fiscal year ended May 31, 2012 and related financial statements, (ii) the Company’s consolidated financial statements for fiscal 2012, and (iii) a Compliance Certificate executed by a senior financial officer of the Company for fiscal 2012.

The Company has previously reported its delay in filing its periodic reports with the Securities and Exchange Commission and the Company’s pending restatement of prior financial results. A copy of the letter agreement with Wells Fargo is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2013, the Board of Directors of the Company, upon the recommendation of the Compensation Committee of the Board, approved of the allocations, methodologies, and metrics for the payment of bonuses for fiscal 2014, if any, to the Company’s named executive officers under the Company’s Executive Bonus Plan.

The Company’s named executive officers are eligible to receive bonuses following the end of the fiscal year based upon the attainment of corporate objectives and personal goals. Corporate objectives for fiscal 2014 consist of cloud revenue, cloud gross margin and EBITDA targets established by the Board. The target bonus for fiscal 2014 is based on a weighting ranging from 70% to 85% for corporate objectives and from 15% to 30% for personal goals. The actual amount of any bonus paid to each named executive officer will be based on the level of achievement by the Company of the corporate objectives as well as by the named executives of their respective personal goals.

At 100% attainment of the corporate objectives and personal goals, the amount of the cash bonuses payable to the named executive officers at the target level range from 70% to 100% of their respective base salaries. Each named executive officer is eligible to receive a bonus payment in excess of the target bonus amount if the corporate objectives are exceeded, up to a maximum of 150% of their respective target bonus amount attributed to the corporate objectives.

The Compensation Committee determines the actual bonus payment amounts for all of the named executive officers under the Company’s Executive Bonus Plan and makes a recommendation of the final payment levels to the Board for approval.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Letter Agreement, between the Company, Hal Acquisition Sub, Inc., HumanConcepts, LLC, and Wells Fargo Bank, National Association dated as of September 27, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Saba Software, Inc. (Registrant)

Date: October 3, 2013	/s/ Peter E. Williams III
(Signature)
Peter E. Williams III
Executive Vice President and Secretary